[TYPE] EX-11
[DESCRIPTION] EXHIBIT 11
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                                                                              EXHIBIT 11
                                                                              ----------


                          TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
                      EARNINGS PER COMMON AND DILUTIVE POTENTIAL COMMON SHARE


                                                                  For Three Months Ended
                                                                 ------------------------
                                                                     Mar 31       Mar 31
                                                                      1999         1998
                                                                    --------     --------
Net income (in millions).......................................     $    233     $     11
                                                                    ========     ========


Diluted earnings per common and dilutive potential common share:
Weighted average common shares outstanding (in thousands)......      391,798      390,019
  Weighted average dilutive potential common shares:
    Stock option and compensation plans........................       12,454        9,961
                                                                    --------     --------
Weighted average common and dilutive potential common shares...      404,252      399,980
                                                                    ========     ========


Diluted earnings per common share..............................     $    .58     $    .03
                                                                    ========     ========



Basic Earnings per Common Share:
Weighted average common shares outstanding (in thousands)......      391,798      390,019
                                                                    ========     ========


Basic earnings per common share................................     $    .59     $    .03
                                                                    ========     ========


























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